UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  Dec 24, 2010

 Yasheng Group

(Exact name of registrant as specified in its charter)

California	000-31899	33-0788293
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

805 Veterans Blvd, Suite 228 Redwood City, CA 94063
(Address of principal executive offices) (Zip Code)

(650) 363-8345

 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On Dec 24, 2010, Yasheng Group (“YHGG” or the “Company”) incorporated Gansu Yasheng America Trade Co. as a wholly owned subsidiary (the “Subsidiary”) of the Company in the Peoples Republic of China (“PRC”).

The Subsidiary was formed for the following purposes; (i) to manage investment funds coming from YHGG through equity offerings, debt, or other methods. The funds will be invested into various subsidiaries and new growth projects for Yasheng Group; (ii) to manage incoming revenues from foreign sales or import and export businesses; (iii) to set up a new product development, sales, and marketing entities with domestic and international administration consolidated into the company; (iv) to manage outgoing funds from the PRC for the purpose of trade, investment, or other types of financial transactions.

The Company’s board of directors established the Subsidiary with the intention of improving the Company’s efficiency and strengthening its internal controls. The company international sales will flow through the Subsidiary.

Item 9.01Financial Statement and Exhibits

(d)  EXHIBITS

Exhibit No.	Description
99.1	PRC Approval Certificate

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Yasheng Group

Date: January 05, 2011	By:	/s/ Changsheng Zhou
Changsheng Zhou
Chief Executive Officer